Exhibit 10.10

EXTENSION FOR

INTEREST BEARING SECURED

PROMISSORY NOTE

Tampa, Florida

January 20, 2006

On June 25, 2004 Expedition Holdings, Inc. (the "Maker") and Total M.I.S., Inc. (the "Holder") entered into a $100,000 Secured Promissory Note (the "Note"). The Note is due in full on June 25, 2006.

The Holder and Maker have agreed to extend the Term of the Note until July 1, 2007 for no additional consideration.

IN WITNESS WHEREOF, the undersigned Maker and Holder have executed this extension as of the date first written above and, by their signature, have indicated their acceptance of all terms and conditions set forth herein.

MAKER:

EXPEDITION HOLDINGS, INC.

By:	/s/ Jerry Keller
Jerry Keller, President

HOLDER:

TOTAL M.I.S., INC.

By:	/s/ Edwin McGusty
Edwin McGusty, President